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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 16, 2004

EDGE PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation)	000-22149 (Commission File Number)	76-0511037 (IRS Employer Identification No.)
Travis Tower 1301 Travis, Suite 2000 Houston, Texas 77002 (Address of principal executive offices)
(713) 654-8960 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        On December 16, 2004, Edge Petroleum Corporation, a Delaware corporation ("Edge"), entered into an Underwriting Agreement with Johnson Rice & Company L.L.C. and Raymond James & Associates, Inc. (together, the "Underwriters") for the public offering of 3,500,000 shares of Edge's common stock (the "Offering"), with an additional 525,000 shares of Edge's common stock issuable pursuant to an over-allotment option granted to the Underwriters (collectively, the "Shares"). The Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Edge's shelf registration statement (Registration No. 333-115692), as supplemented by the Prospectus Supplement dated December 16, 2004 relating to the Shares filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. Closing of the Offering is scheduled for December 21, 2004.

        On December 7, 2004, Edge filed a Current Report on Form 8-K setting forth, among other things, as Schedule B thereto, Unaudited Pro Forma Condensed Consolidated Financial Statements relating to Edge's anticipated acquisition of certain working and revenue interests in oil and natural gas properties in south Texas from Contango Oil & Gas Company (the "Acquisition"). Revised unaudited pro forma condensed consolidated financial statements are being filed herewith because certain of the amounts included in paragraphs (e) and (1) in the notes to such financial statements were affected by the increase in the number of shares anticipated to be issued in the Offering from 3,000,000 to 3,500,000 shares. Edge expects to ultimately finance the purchase of such assets with proceeds from the Offering and does not anticipate borrowing any amounts under its credit facility to fund the purchase price. Edge is presenting on a pro forma basis the incurrence of indebtedness under an expanded line of credit to finance the entire purchase price, rather than presenting the effects of financing the purchase price with the proceeds of the Offering because Edge's obligation to purchase such assets for the cash purchase price is not contingent upon a successful offering. However, paragraphs (e) and (1) in the notes to the financial statements set forth certain of the pro forma information assuming the Acquisition is financed entirely with proceeds from the Offering and not with additional borrowings under Edge's credit facility. Accordingly, the amounts set forth in those paragraphs in the prior filing were affected by the increase in the size of the offering (excluding any shares issuable pursuant to the over-allotment option) from 3,000,000 to 3,500,000 shares. Attached as Schedule A hereto are revised Unaudited Pro Forma Condensed Consolidated Statements of Operations of Edge Petroleum Corporation for the year ended December 31, 2003 and for the nine months ended September 30, 2004, the Unaudited Pro Forma Condensed Consolidated Balance Sheet of Edge Petroleum Corporation as of September 30, 2004, and the related notes thereto, adjusted to show the pro forma effects of the Acquisition and the financing thereof.

        Statements regarding the consummation of the Acquisition, the expected closing date of the Acquisition, the expected final purchase price, pre-closing adjustments, post-closing adjustments and transaction costs, the effect of the transaction on internal resources, cash flows, operating expenses, development costs, tax expenses, proved reserves and rates of production, estimates of acquired fair values, the proposed financing the Acquisition entirely through the issuance of stock, the number of shares to be sold, the expected net proceeds from such issuance, the use of such net proceeds, the expected increase in the borrowing base under our credit facility, and any other effect or benefit of the Acquisition or the Offering or the possible alternative of borrowing additional amounts under Edge's credit facility to finance the Acquisition, and any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions which are beyond Edge's ability to control or estimate, and are subject to material changes. Such risks, uncertainties and assumptions include but are to limited to costs and difficulties related to integration of acquired businesses and assets, costs, delays and other difficulties related to the Acquisition, changes in market conditions relative to the Offering, actions by the seller in the Acquisition, results of adjustments and other pre-closing matters, closing conditions to the transactions, actions by the lenders under Edge's credit facility, the timing and extent of changes in commodity prices for

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oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of Edge to meet its business and financial goals and other factors included in Edge's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01 Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 16, 2004, among Edge, Johnson Rice & Company, L.L.C. and Raymond James & Associates, Inc.
5.1	Opinion of Baker Botts L.L.P.
99.1	Press Release issued December 16, 2004

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION
Date: December 20, 2004	By:	/s/ MICHAEL G. LONG Michael G. Long Senior Vice President and Chief Financial and Accounting Officer

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Exhibit Number	Description
1.1	Underwriting Agreement, dated December 16, 2004, among Edge, Johnson Rice & Company, L.L.C. and Raymond James & Associates, Inc.
5.1	Opinion of Baker Botts L.L.P.
99.1	Press Release issued December 16, 2004

Schedule A

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Background

        The following unaudited pro forma condensed consolidated financial statements and related notes have been prepared to show the effect of the pending acquisition of the working and net revenue interests of certain properties from Contango Oil & Gas Company ("Contango"). The properties are comprised primarily of interests in 38 onshore producing natural gas and oil wells, located in Jim Hogg and Brooks counties, Texas. The properties to be acquired are hereinafter referred to as the "Contango Assets" and such acquisition is herein referred to as the "Acquisition." Completion of the Acquisition is subject to, among other things, certain closing conditions, including obtaining certain consents from lessors and Contango's shareholder approval. We priced an offering of 3,500,000 shares of common stock on December 16, 2004, which is expected to close on or about December 21, 2004 (the "Offering"). The shares are to be offered to the public at a price of $14.45 per share. We expect to receive net proceeds of approximately $47.5 million from the Offering, after deducting underwriting discounts and commissions and the estimated expenses of the offering. We also granted the underwriters a 30-day option to purchase up to an additional 525,000 shares at the public offering price less the underwriting discount. We contemplate ultimately using substantially all of the net proceeds from the Offering to finance the Acquisition.

        On October 7, 2004, we executed an Asset Purchase Agreement to acquire the Contango Assets for a cash price of approximately $50 million. However, the purchase price is subject to adjustment, among other things, for the results of operations of the Contango Assets between July 1, 2004 and closing. As a result, we estimate that the purchase price, following the initial adjustment at closing, will be approximately $43 million, assuming the sale is completed on December 31, 2004, and the final purchase price, following the post-closing adjustment, will be approximately $40 million. We have assumed a purchase price of $40 million for the purposes of these unaudited pro forma condensed consolidated financial statements.

        We expect to finance the purchase of the Contango Assets entirely with proceeds from the Offering and do not anticipate borrowing any amounts under our credit facility to fund the purchase price. However, the lenders under our credit facility have conditionally agreed that our borrowing base will increase to approximately $65 million upon consummation of our acquisition of the Contango Assets. We are presenting on a pro forma basis the incurrence of indebtedness under an expanded line of credit to finance the entire purchase price, rather than presenting the effects of financing the purchase price with the proceeds of the Offering, because our obligation to purchase the Contango Assets for the cash purchase price is not contingent upon a successful offering. Accordingly, the pro forma condensed consolidated financial statements give effect to (i) an increase in borrowings under our line of credit to finance the Contango Asset Acquisition, and (ii) our acquisition of the Contango Assets and the expenses related thereto. Paragraphs (e) and (1) in the notes to these financial statements sets forth certain of the pro forma information assuming the Acquisition is financed entirely with proceeds from the Offering and not with additional borrowings under our credit facility.

Sources of Information and Basis of Presentation

        The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 are derived from the audited consolidated financial statements of Edge Petroleum Corporation ("Edge") for the year ended December 31, 2003, the audited statement of revenues and direct operating expenses for the Contango Assets for the year ended December 31, 2003 and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2004 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 are based on our unaudited financial statements as of and for the nine months ended September 30, 2004, the unaudited statement of revenues and direct operating expenses for the Contango Assets for the nine months ended September 30, 2004, and the adjustments and assumptions described below.

        The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2003, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and the statements of revenues and direct operating expenses for the Contango Assets included as Schedule A to our Current Report on Form 8-K filed December 7, 2004. Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnote disclosures) included in the annual and quarterly historical financial statements has been excluded in these condensed pro forma financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the Acquisition occurred on the date referenced above, and should not be viewed as indicative of operations in future periods.

How the Pro Forma Financial Statements Were Prepared

        The pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and for the nine-month period ended September 30, 2004 were each prepared without audit assuming we acquired the Contango Assets on January 1, 2003. Certain reclassifications of the historical amounts reported by Contango were made to facilitate combining their results with ours. Our fiscal year end is December 31, whereas Contango's fiscal year end is June 30, therefore certain adjustments were necessary to present the revenues and direct operating expenses of the Contango Assets on a comparable basis to Edge. In order to shift the fiscal periods of the Contango Assets, Contango's calendar year quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 were added together to present the nine months ended September 30, 2004.

        The Contango Assets were not accounted for or operated as a separate division by Contango. Certain costs, such as depreciation, depletion and amortization ("DD&A"), accretion expense, general and administrative expenses, and corporate income taxes were not allocated to the individual properties comprising the Contango Assets. Also, Contango has historically utilized the successful efforts method of accounting for oil and gas activities, while we use the full cost method. Under the successful-efforts method, costs such as geological and geophysical ("G&G"), exploratory dry holes and delay rentals are expensed as incurred whereas under the full-cost method these types of charges would be capitalized to their respective full-cost pool. Accordingly, exploration expenses, which are recorded under the successful efforts method, are not applicable to our presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist for the Contango Assets and are not practicable to obtain in these circumstances. Therefore, on a historical basis, we are presenting only the revenues and direct operating expenses for the Contango Assets. This presentation excludes all other historical expenses and therefore no operating income or net income is presented for the Contango Assets on a historical basis. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes, including as to the incremental expenses associated with the Contango Assets. With these adjustments, the unaudited pro forma condensed consolidated statements of operations represent only an estimate of combining our historical results and those of the Contango Assets. The statements do not consider nonrecurring items included in the historical financial statements, such as the cumulative effects of changes in accounting principles.

        For the purposes of these pro forma condensed consolidated financial statements, we are presenting the Contango Asset Acquisition on a pro forma basis assuming we incur indebtedness under our credit facility to finance the entire purchase price. Accordingly, the pro forma condensed consolidated statements of operations reflect interest expense assuming we had approximately $40 million of additional indebtedness outstanding under our credit facility, reduced quarterly by the added cash flows generated by these assets, for the periods presented.

        The pro forma condensed consolidated balance sheet was prepared without audit assuming we acquired the Contango Assets on September 30, 2004. Assuming a December 31, 2004 closing date, we expect that the final adjusted purchase price will be reduced from the original $50 million to approximately $40 million, plus other direct transaction costs of $175,000. This preliminary estimate of the total cost of the Acquisition is allocated to property, with approximately $5 million allocated to unevaluated property. We will also record amounts for asset retirement obligations related to plugging and abandoning these properties. For the purposes of this pro forma condensed consolidated balance sheet, we are presenting the Acquisition on a pro forma basis assuming we incur indebtedness under our credit facility to finance the entire purchase price.

        This unaudited pro forma condensed consolidated balance sheet is based on management's preliminary estimates of acquired fair values and the related costs of the transaction. The purchase price is subject to purchase price adjustments, including for the results of operations of the Contango Assets between July 1, 2004 and closing. As a result, when the Acquisition is completed, the purchase price may be different than this preliminary estimate. The transaction costs could also differ from the preliminary estimates used here. For these reasons, the actual purchase price and purchase price allocation will differ from the amounts presented herein.

        The unaudited pro forma financial information is presented for illustrative purposes and does not purport to present what our financial position or results of operations would have been had we acquired the Contango Assets on the dates indicated. They also cannot be relied upon as a projection of future results. The unaudited pro forma financial information should be read in conjunction with our historical financial statements, which we have previously filed with the Securities and Exchange Commission.

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003

	Edge Historical	Acquisition Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$38,381,597	$31,246,545	$—		$69,628,142
Loss from hedging and derivative activities	(4,455,590)	—	—		(4,455,590)

Total revenues	33,926,007	31,246,545	—		65,172,552

EXPENSES:
Oil and natural gas operating expenses including production and ad valorem taxes	5,115,794	4,841,654	—		9,957,448
Depreciation, depletion, amortization and accretion	13,577,279	—	7,775,987(a	)	21,353,266
Deferred compensation expense—restricted stock	372,151	—	—		372,151
Deferred compensation expense—repriced options	1,219,349	—	—		1,219,349
Other general and administrative expenses	5,540,140	—	—	(b)	5,540,140

Total operating expenses	25,824,713	4,841,654	7,775,987		38,442,354

INCOME (LOSS) FROM OPERATIONS	8,101,294	26,404,891	(7,775,987)		26,730,198
Interest expense, net of amounts capitalized	(678,805)	—	(1,059,284	)(c)	(1,738,089)
Interest income	16,518	—	—		16,518

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	7,439,007	26,404,891	(8,835,271)		25,008,627
Income tax (expense)	(2,731,132)	—	(6,149,367	)(d)	(8,880,499)

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	4,707,875	26,404,891	(14,984,638)		16,128,128
CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(357,825)	—	—		(357,825)
NET INCOME	$4,350,050	$26,404,891	$(14,984,638)		$15,770,303

BASIC EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$0.48			(e)	$1.65
Cumulative effect of accounting change	(0.03)			(e)	(0.03)

Net income	$0.45			(e)	$1.62

DILUTED EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$0.47			(e)	$1.61
Cumulative effect of accounting change	(0.03)			(e)	(0.03)

Net income	$0.44			(e)	$1.58

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	9,726,140			(e)	9,726,140

Diluted	9,987,551			(e)	9,987,551

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2004

	Edge Historical	Acquisition Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$47,203,800	$19,439,355	$—		$66,643,155
Loss on hedging and derivative activities	(2,299,274)	—	—		(2,299,274)

Total revenues	44,904,526	19,439,355	—		64,343,881

EXPENSES:
Oil and natural gas operating expenses including production and ad valorem taxes	6,748,014	2,361,870	—		9,109,884
Depreciation, depletion, amortization and accretion	15,830,248	—	4,937,611(a	)	20,767,859
Deferred compensation expense—restricted stock	354,600	—	—		354,600
Deferred compensation expense—repriced options	1,294,677	—	—		1,294,677
Other general and administrative expenses	5,476,342	—	—	(b)	5,476,342

Total operating expenses	29,703,881	2,361,870	4,937,611		37,003,362

INCOME (LOSS) FROM OPERATIONS	15,200,645	17,077,485	(4,937,611)		27,340,519
Interest expense, net of amounts capitalized	(241,887)	—	(411,788	)(c)	(653,675)
Amortization of deferred loan costs	(106,332)	—	—		(106,332)
Interest income	16,118	—	—		16,118

INCOME (LOSS) BEFORE INCOME TAXES	14,868,544	17,077,485	(5,349,399)		26,596,630
Income tax expense	(5,239,675)	—	(4,104,830	)(d)	(9,344,505)

NET INCOME	$9,628,869	$17,077,485	$(9,454,229)		$17,252,125

NET INCOME PER SHARE:
Basic	$0.75			(e)	$1.34

Diluted	$0.71			(e)	$1.28

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	12,889,109			(e)	12,889,109

Diluted	13,506,831			(e)	13,506,831

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
As of September 30, 2004

ASSETS

	Edge Historical	Pro Forma Adjustments		Pro Forma
Cash and cash equivalents	$2,492,606	$—		$2,492,606
Other current assets	17,677,303	—		17,677,303
Net property and equipment	124,407,453	40,000,000 424,128 175,000	(1) (2) (3)	165,006,581
Other assets	1,108,644	—		1,108,644

TOTAL ASSETS	$145,686,006	$40,599,128		$186,285,134

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$26,454,822	$175,000 6,504	(3) (2)	$26,636,326
Long-term debt	22,000,000	40,000,000	(1)	62,000,000
Other noncurrent liabilities	1,708,711	417,624	(2)	2,126,335

Total liabilities	50,163,533	40,599,128		90,762,661
Shareholders' equity	95,522,473	—	(1)	95,522,473

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$145,686,006	$40,599,128		$186,285,134

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Summary of Pro Forma Adjustments

        The unaudited pro forma condensed consolidated statements of operations reflect the following adjustments:

  a.
  Record incremental depreciation, depletion and amortization expense ("DD&A") using the units-of-production method, resulting from the purchase of the Contango Assets. Also record incremental accretion expense resulting from the liability we will record for asset retirement obligations ("ARO") in accordance with Statement of Financial Accounting Standards ("SFAS") No. 143, Accounting for Asset Retirement Obligations.

  b.
  No incremental general and administrative costs related to this acquisition have been included as general and administrative costs and are not expected to increase above current levels. The Contango Assets are operated by a single operator. As a result, a very minimal amount of our internal resources will be used to oversee the Contango Assets and accordingly we believe that the impact from the Acquisition on our total general and administrative expenses will be minimal.

  c.
  Record interest expense on and the related expenses of increased borrowings, assuming an additional $40 million is borrowed under our credit facility to finance the Acquisition. Since Edge's obligation to purchase the Contango Assets for the specified cash purchase price is not contingent upon a successful offering, we have presented the incurrence of additional indebtedness under an expanded line of credit and, therefore we are reflecting the interest expense we would have incurred in these periods had the Acquisition been funded by additional borrowings under our line of credit. The interest rate applied to the year ended December 31, 2003 is 4.02% and the interest rate applied to the nine months ended September 30, 2004 is 4.17% on an initial $40 million as reduced quarterly by increased cash flows, less amounts capitalized on the unevaluated property allocation.

  d.
  Record a pro forma income tax expense adjustment using the applicable federal statutory income tax rate of 35 percent, based on the pro forma change in income before income taxes.

  e.
  Giving effect to the anticipated issuance of shares in the Offering would have a substantial dilutive effect on pro forma earnings per share for the periods presented. Assuming the Offering is successful, we would utilize the proceeds thereof to entirely finance the Acquisition instead of borrowings on our expanded line of credit. Therefore basic and diluted weighted average shares outstanding would increase by 3,500,000 shares of common stock. This would change the earnings per share data for the year ended December 31, 2003 and nine months ended September 30, 2004 as set forth below. This does not reflect the additional dilutive effect of the possible issuance of up to an additional 525,000 shares if the underwriter's over-allotment option is exercised.

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
BASIC EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$1.27	$1.07
Cumulative effect of accounting change	(0.03)	—

Net income	$1.24	$1.07

DILUTED EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$1.25	$1.03
Cumulative effect of accounting change	(0.03)	—

Net income	$1.22	$1.03

        The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments:

1.
Record borrowings on an expanded line of credit to finance the anticipated final adjusted purchase price for the Contango Assets of $40 million assuming the acquisition closes on December 31, 2004. This amount represents the original $50 million purchase price less certain closing adjustments, including for the estimated results of operations between July 1, 2004 and closing. The lenders under our credit facility have conditionally agreed that our borrowing base will increase to $65 million upon consummation of the Acquisition. We expect to finance the Acquisition entirely with proceeds from the Offering to avoid borrowings on our line of credit, but should the timing of these transactions change or the Offering not be completed, we will utilize borrowings. If the Offering were reflected in the pro forma condensed consolidated balance sheet, the $40 million of debt would be replaced by an increase in equity of $47.5 million, with the excess above the purchase price of the Acquisition reflected in an increase to cash (assuming the issuance of 3,500,000 shares of common stock at a price to the public of $14.45 per share, less underwriting discounts and commissions and expenses. The actual number of shares could differ from this estimate if the over-allotment option is exercised).

2.
Record Asset Retirement Costs in property and ARO liability, in accordance with SFAS No. 143, for wells acquired from Contango.

3.
Record an accrual and capitalization of $175,000 of transaction costs, primarily legal and auditing fees, relating to the purchase of the Contango Assets.

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  Item 8.01. Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
  Schedule A